UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1100

New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 849-4548

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2026, Singularity Future Technology Ltd. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price of the Company’s listed securities had been below $1.00 per share for 30 consecutive business days, from September 29, 2026 through November 9, 2026, and that the Company therefore was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which requires a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market.

Under Nasdaq Listing Rule 5810(c)(3)(A), a company that fails to meet the Bid Price Rule normally is afforded a 180-calendar-day compliance period. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for such compliance period if it has effected a reverse stock split over the prior one-year period. The Company effected a 1-for-14 reverse stock split of its Common Stock on July 27, 2026.

Accordingly, the Staff issued a Staff Delisting Determination in the Notice, notifying the Company that its securities are subject to delisting from Nasdaq. Unless the Company requests an appeal of the Staff Delisting Determination to a Nasdaq Hearings Panel (the “Panel”), with the hearing request and confirmation of payment of the $20,000 hearing fee received by Nasdaq’s Hearings Department no later than 4:00 p.m. Eastern Time on November 17, 2026, trading of the Company’s securities will be suspended at the opening of business on November 19, 2026, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to timely request a hearing before the Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A timely hearing request will stay the suspension of the Company’s securities and the filing of Form 25-NSE pending the Panel’s decision. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

The Notice does not immediately suspend trading of the Company’s Common Stock on The Nasdaq Capital Market, which continues to trade under the symbol “SGLY”, subject to the scheduled suspension and hearing process described above.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a delisting notification.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 9, 2026, the Company held a special meeting of shareholders at Room 1406, 14/F, Star Hse, 3 Salisbury Rd, Tsim Sha Tsui, Kowloon, Hong Kong. The voting results for each matter submitted to a vote at the meeting are as follows:

1.	To approve the future issuance of 250,000,000 shares of Common Stock of the Company issuable under a future amendment to the securities purchase agreement, dated August 12, 2026, between the Company and certain nonaffiliated, non-U.S. investors;

For	Against	Abstain
3,057,386.70	73,059.60	448.00

Accordingly, Proposal 1 has been approved.

2.	To approve the issuance of 6,897,636 amended warrants (each, an “Amended Warrant”), with each Amended Warrant exercisable to purchase one share of Common Stock at an exercise price of $0.001 per share, pursuant to an amendment, dated August 12, 2026, to the securities purchase agreement, dated June 19, 2025, by and between the Company and certain non-U.S. investors, and the issuance of the shares of Common Stock underlying the Amended Warrants upon exercise thereof;

For	Against	Abstain
3,055,637.80	87,697.50	444.00

Accordingly, Proposal 2 has been approved.

3.	To amend the Company’s current Amended and Restated Articles of Incorporation to change the name of the Company to Compower Ltd.;

For	Against	Abstain
3,094,527.30	38,906.00	10,617.00

Accordingly, Proposal 3 has been approved.

4.

(a) To grant discretionary authority to the Board to amend the Company’s current Amended and Restated Articles of Incorporation to effect a reverse stock split of the outstanding Common Stock at one of three reverse split ratios, one (1)-for-five (5), one (1)-for-ten (10), or one (1)-for-twenty (20), whereby five (5) shares, ten (10) shares, or twenty (20) shares of Common Stock be consolidated into one (1) share of Common Stock (the “Reverse Stock Split”), with the exact reverse split ratio and effective date of the Reverse Stock Split to be determined by the Board in its sole discretion, provided that the effective date of the Reverse Stock Split shall not be later than the first anniversary of its approval by the stockholders of the Company;

and

(b) to approve the rounding up of any fractional shares resulting from the Reverse Stock Split to the next whole share; and

Accordingly, Proposal 4 has been approved.

For	Against	Abstain
3,058,221.80	79,193.50	6,635.00

5.	To approve, for purposes of Nasdaq Listing Rule 5635(d), any 20% Issuance made by the Company that is less than the Minimum Price and is within the Parameters for Future Issuance described in the proxy notice (the “Future Issuance”).

For	Against	Abstain
3,054,898.10	88,604.20	547.00

Accordingly, Proposal 5 has been approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2026	Singularity Future Technology Ltd.

	By:	/s/ Jia Yang
	Name:	Jia Yang
	Title:	Chief Executive Officer

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